UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

VERTICALNET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 240-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 25, 2007, Verticalnet, Inc., a Pennsylvania corporation (“Verticalnet” or the “Company”), BravoSolution S.p.A, a corporation organized under the laws of Italy (“BravoSolution”), and BravoSolution U.S.A., Inc., a Pennsylvania corporation and wholly-owned subsidiary of BravoSolution (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of BravoSolution (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger: (i) all outstanding shares of common stock of the Company will be converted into the right to receive $2.56 per share in cash without interest (the “Common Consideration”); (ii) all outstanding shares of Series B Preferred Stock of the Company will be converted into the right to receive either $0.38750 or $0.26875 per share in cash (in accordance with the Merger Agreement) without interest; and (iii) all outstanding shares of Series C Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) will be canceled and retired, and no payment or distribution shall be made with respect thereto.

The Merger Agreement also provides for the cancellation of options, warrants, and restricted stock units to purchase shares of the Company’s common stock (other than certain specified securities), to the extent outstanding and unexercised immediately prior to the effective time of the Merger. Holders of such securities will receive from the Company an amount (without interest and subject to any required tax withholding), if any, in cash equal to the number of shares of Company common stock subject to the security multiplied by the excess, if any, of the Common Consideration over the exercise or conversion price per share of Company common stock underlying such security.

The Company will call and hold a special shareholder meeting as soon as reasonably practicable for the purpose of voting on the adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger. The Company’s Board of Directors has unanimously approved the Merger Agreement, the related Plan of Merger and the Merger, and recommends that the Company’s shareholders approve the Merger. Consummation of the Merger is subject to customary conditions, including, among other things, approval of the Merger Agreement and the related Plan of Merger by the Company’s shareholders.

Pursuant to the Merger Agreement, the Company will solicit alternative acquisition proposals from third parties through November 19, 2007. After this period, the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances. The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its items. It is not intended to provide any other factual information about the Company, BravoSolution or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to BravoSolution and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and BravoSolution and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, BravoSolution and Merger Sub.

Voting Agreement

In connection with the execution of the Merger Agreement, BravoSolution, Merger Sub and the Company entered into a Voting Agreement (the “Voting Agreement”) with certain directors, officers and shareholders of the Company. Pursuant to the Voting Agreement, the stockholders agreed to vote their shares of the Company’s capital stock in favor of the Merger. The Voting Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms, which includes as a result of a change in recommendation by the Company’s Board of Directors.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

Series C Preferred Stock Purchase Agreement

In connection with the execution of the Merger Agreement, on October 25, 2007, the Company entered into a Stock Purchase Agreement (“Purchase Agreement”) with Merger Sub. Pursuant to the Purchase Agreement, Merger Sub purchased 322,007 shares of Preferred Stock for a purchase price of $824,337.92. The shares of Preferred Stock were issued at the closing of the transactions contemplated by the Purchase Agreement on October 31, 2007. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 99.2 to this report and is incorporated in this report by reference.

In accordance with the terms of the Statement of Designation with Respect to the Shares of Series C Preferred Stock filed by the Company on October 26, 2007 with the Secretary of State of the Commonwealth of Pennsylvania (the “Statement of Designation”), the Preferred Stock is convertible into Common Stock on a one-for-one basis, subject to adjustment. The Preferred Stock transaction resulted in net proceeds to the Company of approximately $800,000 after deducting estimated offering costs and fees. The Company intends to use the proceeds from the share issuance for immediate working capital needs. Merger Sub will be entitled to vote on the Merger with respect to these shares of Preferred Stock, subject to certain restrictions set forth in the Statement of Designation. The foregoing description of the Statement of Designation is qualified in its entirety by reference to the full text of the Statement of Designation, which is attached as Exhibit 3.1 to this report and is incorporated in this report by reference.

In addition, the Company entered into a Registration Rights Agreement with Merger Sub (the “Registration Agreement”) whereby the Company granted certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock. The foregoing description of the Registration Agreement is qualified in its entirety by reference to the full text of the Registration Agreement, which is attached as Exhibit 99.3 to this report and is incorporated in this report by reference.

Waiver Agreement

As previously disclosed, on May 15, 2006, the Company issued and sold to an investor (the “Discount Note Holder”) a senior subordinated discounted promissory note, as amended (the “Discount Note”), in the original principal amount of $5.3 million.

In connection with the Purchase Agreement, on October 25, 2007, the Company and the Discount Note Holder entered into a Waiver to the Discount Note (the “Waiver Agreement”), whereby the Discount Note Holder waived any right to a portion of the proceeds received by the Company under the Purchase Agreement with respect to the sale of Preferred Stock. All other terms of the Discount Note remained unchanged.

The terms of the Discount Note were originally disclosed in a current report on Form 8-K filed on May 19, 2006 and a copy of the Discount Note was filed as Exhibit 4.1 thereto. The foregoing description of the Waiver Agreement is qualified in its entirety by reference to the full text of the Waiver Agreement, which is attached as Exhibit 99.4 to this report and is incorporated in this report by reference.

Item 2.02	Results of Operation and Financial Condition.

On October 26, 2007, the Company issued a press release setting forth certain financial information. A copy of the press release is included as Exhibit 99.7 to this report and is incorporated in this report by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Preferred Stock was sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The transaction involving the sale of the Preferred Stock was privately negotiated and did not include general solicitation or advertising. The Company satisfied itself that Merger Sub was acquiring the Preferred Stock without a view to a distribution, was afforded the opportunity to review all information necessary to assess the investment, and was capable of evaluating the merits and risks of the investment. The description of the “Series C Preferred Stock Purchase Agreement” in Item 1.01 hereof, is incorporated under this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

In connection with the Merger Agreement, on October 25, 2007, the Company entered into an Employment Agreement (the “Employment Agreement”) and Release (the “Release”) with Nathanael V. Lentz, Verticalnet’s President and Chief Executive Officer. The Employment Agreement and the Release will become effective upon the closing of the Merger.

The Release provides for a mutual release from any and all claims, liabilities, demands or causes of action arising out of, or relating in any way to Mr. Lentz’s employment with the Company prior to the effectiveness of the Merger.

The Employment Agreement provides for a base salary of $250,000. The Employment Agreement has a term of two years, with automatic renewal unless either party gives at least one year advance notice of non-renewal.

The Company may terminate the Employment Agreement without cause with three month advance notice of termination.

If Mr. Lentz is terminated without cause within one year from date of the Merger, he will receive, in exchange for a mutual general release, continued medical benefits and the value of accrued vacation and bonus. If Mr. Lentz is terminated without cause after one year from the date of the Merger, he will receive, in exchange for a mutual general release, a lump sum cash payment in an amount equal to one year of salary, and he will also receive continued medical benefits and the value of accrued vacation and bonus (collectively, the “Post One Year Benefits”). If within one year after a change of control, Mr. Lentz leaves the Company’s employ for “good reason” he will receive the Post One Year Benefits. The Employment Agreement defines “good reason” as (1) Mr. Lentz being transferred more than 50 miles without consent, (2) a material reduction of authority, duties, responsibilities or reporting relationship, or (3) any failure of the Company materially to comply with and satisfy the terms of the Employment Agreement.

The Employment Agreement provides for a cap to Mr. Lentz’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Internal Revenue Code.

The foregoing description of the Employment Agreement and the Release is qualified in its entirety by reference to the full text of the Employment Agreement and the Release, which are attached as Exhibit 99.5 and 99.6, respectively, to this report and are incorporated in this report by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2007, the Company filed the Statement of Designation with the Secretary of State of the Commonwealth of Pennsylvania. The Statement of Designation was approved by the Company’s Board of Directors on October 25, 2007 and became effective upon filing. The Statement of Designation provides for the terms of the Preferred Stock issued pursuant to the Purchase Agreement discussed in response to Item 1.01 of this current report on Form 8-K.

The Statement of Designation is attached as Exhibit 3.1 to this current report and is incorporated in this report by reference.

Item 8.01	Other Events.

The Company issued a press release on October 26, 2007 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.7 to this report and is incorporated in this report by reference.

In connection with the proposed transaction, Verticalnet will file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Verticalnet and BravoSolution intend to file other relevant materials with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Verticalnet. Before making any voting decision, shareholders of Verticalnet are urged to read all relevant documents filed with the SEC when they become available, including Verticalnet’s proxy statement, because they will contain important information about the proposed transaction, Verticalnet and BravoSolution. This communication is not a solicitation of a proxy from any shareholder of Verticalnet.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Verticalnet shareholders may obtain free copies of the documents filed with the SEC when available by contacting Verticalnet’s Investor Relations at Investorrelations@verticalnet.com

Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Verticalnet or BravoSolution with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement of Merger, dated as of October 25, 2007, by and between Verticalnet, Inc., BravoSolution, S.p.A. and BravoSolution U.S.A., Inc.*

3.1	Statement of Designation with Respect to Shares of Series C Preferred Stock

99.1	Voting Agreement, dated as of October 25, 2007, by and between Verticalnet, Inc., BravoSolution U.S.A., Inc. and the parties thereto*

99.2	Stock Purchase Agreement, dated as of October 25, 2007, by and between Verticalnet, Inc. and BravoSolution U.S.A., Inc.

99.3	Registration Rights Agreement, dated as of October 25, 2007, by and between Verticalnet, Inc. and BravoSolution U.S.A., Inc.

99.4	Waiver Agreement, dated as of October 25, 2007, by and between Verticalnet, Inc. and the holder of the Discount Note

99.5	Employment Agreement, dated as of October 25, 2007, by and between Verticalnet, Inc. and Nathanael V. Lentz

99.6	Release, dated October 25, 2007, by and between Verticalnet, Inc. and Nathanael V. Lentz

99.7	Press release, dated October 25, 2007, of Verticalnet, Inc. regarding execution of the Agreement of Merger.

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

October 31, 2007	By:	/s/ Christopher G. Kuhn
	Name:	Christopher G. Kuhn
	Title:	Vice President and General Counsel